EXHIBIT 16

McGladrey & Pullen, LLP
1 Church St., 8th Fl., New Haven, CT 06510-3332
0 203.773.1909 F 203.773.0591
www.mcgladrey.com

October 6, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Memry Corporation’s statements included under Item 4 of its Form 8-K for September 30, 2003, and we agree with such statements concerning our firm.

/s/    McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP